Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information:
Kenneth Kay	Steve Iaco	Shelley Young
Sr. Executive Vice President and	Sr. Managing Director of	Director of
Chief Financial Officer	Corporate Communications	Investor Relations
310.606.4706	212.984.6535	212.984.8359

CB RICHARD ELLIS GROUP, INC. ANNOUNCES EARNINGS PER SHARE UP
108% FOR FIRST QUARTER OF 2006, 3 FOR 1 SPLIT OF ITS COMMON
STOCK, AND RATING AGENCY UPGRADE

Los Angeles, CA – May 2, 2006 — CB Richard Ellis Group, Inc. (NYSE:CBG) today reported first quarter 2006 revenue of $680.1 million, up 26% over the same quarter a year earlier, and diluted earnings per share of $0.48 for the quarter ended March 31, 2006, compared with $0.19 for the same quarter a year earlier. Excluding one-time charges(1), first quarter 2006 diluted earnings per share was $0.52, an increase of 108% from the $0.25 earned in the same quarter a year earlier.

First Quarter Highlights

For the first quarter of 2006, the Company generated revenue of $680.1 million, up 26.3% over the $538.3 million posted in the first quarter of 2005. The Company reported net income of $36.9 million, or $0.48 per diluted share, in the first quarter of 2006 compared with net income of $14.6 million, or $0.19 per diluted share, in the first quarter of 2005.

Excluding one-time items, the Company would have earned net income(2) of $40.1 million, or $0.52 per diluted share, in the first quarter of 2006, an increase of 110.7% and 108.0%, respectively, compared with net income of $19.0 million, or $0.25 per diluted share, in the first quarter of 2005.

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)(3) totaled $82.7 million for the first quarter of 2006, an increase of $32.4 million, or 64.5%, from the same quarter last year.

The Company’s first quarter results reflect improved performance across nearly all of its business lines. Double-digit growth was fueled by continued strong investment sales and improved leasing activity in most major markets, with additional contributions from appraisal/valuation, property and facilities management and investment management operations.

Management’s Commentary

“Worldwide macro business trends remain favorable,” said Brett White, President and Chief Executive Officer of CB Richard Ellis. “Most leasing markets are performing well, fueled by expanding economies and growing employment levels. Investment markets remain healthy as commercial real estate continues to be a favored asset class for institutional investors and continues to attract cross-border capital flows. We are benefiting significantly from these trends while continuing to expand our client base and build market share in major business centers across the globe.”

First-Quarter Segment Highlights

Americas Region

First quarter revenue for the Americas region, including the U.S., Canada, Mexico and Latin America, increased 19.1% to $453.8 million, compared with $381.1 million for the first quarter of 2005. This increase was mainly attributable to continued high volume of investment sales, improved leasing activity, higher property and facilities management fees and increased appraisal/valuation assignments.

Operating income for the Americas region totaled $43.5 million for the first quarter of 2006, compared with $33.6 million for the first quarter of 2005. The $9.9 million increase was mainly driven by the double-digit revenue growth. Excluding the impact of one-time items, operating income for the Americas region would have been $44.3 million for the first quarter of 2006, an increase of $8.9 million, or 25.1%, as compared to $35.4 million for the first quarter of last year. The Americas region’s EBITDA totaled $54.6 million for the first quarter of 2006, an increase of $11.1 million, or 25.6%, from last year’s first quarter.

EMEA Region

Revenue for the EMEA region, mainly consisting of operations in Europe, increased 32.4% to $135.2 million for the first quarter of 2006, compared with $102.1 million for the first quarter of 2005. Operating income for the EMEA segment totaled $14.0 million for the first quarter of 2006, compared with a breakeven quarter last year. Excluding the impact of one-time items, operating income for the EMEA region would have been $17.7 million for the first quarter of 2006, an increase of $17.1 million from the first quarter of last year. EBITDA for the EMEA region totaled $19.4 million for the first quarter of 2006, an increase of $17.2 million, or 759.5%, from last year’s first quarter. These improvements were primarily driven by significantly higher leasing activities and consultation fees, a continued strong investment sales environment, in-fill acquisitions completed in the latter half of 2005, and operating leverage inherent in the Company’s business model.

Asia Pacific Region

In the Asia Pacific region, which includes operations in Asia, Australia and New Zealand, revenue totaled $60.7 million for the first quarter of 2006, a 79.2% increase from $33.9 million for the first quarter of 2005. The increase in revenue was primarily driven by the Company’s acquisition of an additional stake in its Japanese affiliate, IKOMA CB Richard Ellis KK, taking the Company’s interest in IKOMA to 51% in early January 2006. Operating income for the Asia Pacific segment totaled $0.7 million for the first quarter of 2006, compared with $1.5 million for the same period last year, a decrease of 51.3%. EBITDA for the Asia Pacific segment totaled $2.1 million for both the current and prior year quarters. EBITDA was flat primarily as a result of lower margins from the acquired operations of IKOMA, which the Company expects will rise upon full integration of the acquired business. The Asia Pacific segment did not incur any one-time costs in the current or prior year quarter.

Global Investment Management Business

In the Global Investment Management segment, which consists of investment management operations in the U.S., Europe and Asia, revenue totaled $30.4 million for the first quarter of 2006, a 43.6% increase from the $21.2 million in the first quarter of 2005. This increase was mainly driven by carried interest revenue earned in the U.S. as well as performance and management fees earned in the U.K. Despite the increase in revenue, operating income for this segment remained relatively flat for the first quarter of 2006 as compared to the first quarter of 2005. This was mainly a result of higher incentive compensation expense of $4.3 million recognized in the current year quarter for dedicated executives and team leaders associated with the carried interest programs. For the first quarter of 2006, the Company recorded a total of $9.3 million of incentive compensation expense related to carried interest revenue, only $0.3 million of which pertained to revenue recognized in the first quarter of 2006 with the remainder relating to future periods’ revenue. Revenues associated with these expenses cannot be recognized until certain financial hurdles are met. The Company expects that it will recognize income from funds liquidating in 2006 and future years that will more than offset the remaining $9.0 million accrued incentive compensation expense recognized. The Global Investment Management segment did not incur any one-time costs in the current or prior year quarter.

Stock Split

The Board of Directors has approved a three-for-one stock split on all of the Company’s outstanding Class A common stock, payable on or about June 1, 2006 to stockholders of record as of May 15, 2006. The stock split will be effected by the issuance of two shares of Class A common stock for each share outstanding on the record date. After the stock split, the Company will have approximately 225 million shares outstanding.

Rating Agency Upgrade

On May 1, 2006, Standard & Poor’s Ratings Services (“S&P”) issued a double-ratings upgrade on the Company’s senior debt and senior subordinated debt to BB+ and BB-, respectively. S&P also said its rating outlook for CB Richard Ellis is stable.

This is the second time in the past two years that S&P has upgraded its ratings for CB Richard Ellis. S&P cited the Company’s “debt reduction plans and continued strong operating environment, which together have improved interest coverage” as the reasons for the double-ratings upgrade. This move follows on the heels of a double-ratings upgrade from Moody’s Investor Services last month.

The Company’s first-quarter earnings conference call will be held on Wednesday, May 3, 2006 at 10:30 a.m. EDT. A live webcast will be accessible through the Investor Relations section of the Company’s Web site at www.cbre.com.

The direct dial-in number for the conference call is 888-428-4474 (in the U.S.) and 612-288-0337 (for international callers). A replay of the call will be available beginning at 2:00 p.m. EDT on May 3, 2006 and ending at 11:59 a.m. EDT on May 13, 2006. The dial-in number for the replay is 800-475-6701 (in the U.S.) and 320-365-3844 (for international callers). The access code for the replay is 827041. A transcript of the call will be available on the Company’s Investor Relations Web site.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), a FORTUNE 1000 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2005 revenue). With approximately 14,500 employees, the Company serves real estate owners, investors and occupiers through more than 200 offices worldwide (excluding affiliate and partner offices). CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; investment management; appraisal and valuation; and research and consulting. Founded in 1906, CB Richard Ellis marks a century of excellence in real estate services this year. Please visit our Web site at www.cbre.com.

Note:  This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our growth momentum in 2006; future operations; future financial performance; and our ability to expand our client base and increase market share. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: commercial real estate vacancy levels; employment conditions and their effect on vacancy rates; property values; rental rates; interest rates; realization of values in investment funds to offset related incentive compensation expense; any general economic recession domestically or internationally; general conditions of financial liquidity for real estate transactions; our ability to leverage our platform to sustain revenue growth; our ability to retain and incentivize producers; and our ability to complete acquisitions on favorable terms and successfully manage related integration efforts, e.g., our ability to successfully integrate IKOMA CB Richard Ellis KK in order to minimize the impact on operating expenses and to increase EBITDA in our Asia Pacific segment.

Additional information concerning factors that may influence CB Richard Ellis Group, Inc.’s financial information is discussed under “Item 1A – Risk Factors”, “Management’s Discussion and Analysis of

Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2005, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such filings are available publicly and may be obtained off the Company’s Web site at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

(1) One-time charges include amortization expense related to net revenue backlog acquired in acquisitions, integration costs related to acquisitions and loss on extinguishment of debt.

(2)A reconciliation of net income to net income, as adjusted for one-time items, is provided in the exhibits to this release.

(3)The Company’s management believes that EBITDA is useful in evaluating its performance compared to that of other companies in its industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses EBITDA as a measure to evaluate the performance of various business lines and for other discretionary purposes, including as a significant component when measuring its performance under its employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles (GAAP), and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, operating income and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

For a reconciliation of EBITDA with the most comparable financial measures calculated and presented in accordance with GAAP, see the section of this press release titled “Non-GAAP Financial Measures.”

CB RICHARD ELLIS GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

 (Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Revenue	$680,091	$538,266

Costs and expenses:
Cost of services	340,445	268,046
Operating, administrative and other	265,161	223,221
Depreciation and amortization	14,930	10,370

Operating income	59,555	36,629
Equity income from unconsolidated subsidiaries	8,413	3,930
Minority interest expense	229	689
Interest income	3,590	2,445
Interest expense	13,935	13,598
Loss on extinguishment of debt	—	4,930

Income before provision for income taxes	57,394	23,787
Provision for income taxes	20,484	9,215

Net income	$36,910	$14,572

Basic income per share	$0.49	$0.20

Weighted average shares outstanding for basic income per share	75,186,507	73,532,843

Diluted income per share	$0.48	$0.19

Weighted average shares outstanding for diluted income per share	77,649,588	76,184,725

EBITDA	$82,669	$50,240

CB RICHARD ELLIS GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Americas
Revenue	$453,776	$381,114
Costs and expenses:
Cost of services	241,167	199,957
Operating, administrative and other	161,293	140,619
Depreciation and amortization	7,846	6,928
Operating income	$43,470	$33,610
EBITDA	$54,554	$43,438

EMEA
Revenue	$135,231	$102,110
Costs and expenses:
Cost of services	63,396	49,775
Operating, administrative and other	52,151	49,894
Depreciation and amortization	5,658	2,424
Operating income	$14,026	$17
EBITDA	$19,416	$2,259

Asia Pacific
Revenue	$60,691	$33,875
Costs and expenses:
Cost of services	35,882	18,314
Operating, administrative and other	23,172	13,507
Depreciation and amortization	929	599
Operating income	$708	$1,455
EBITDA	$2,098	$2,142

Global Investment Management
Revenue	$30,393	$21,167
Costs and expenses:
Operating, administrative and other	28,545	19,201
Depreciation and amortization	497	419
Operating income	$1,351	$1,547
EBITDA	$6,601	$2,401

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)                                     Net income, as adjusted for one-time items

(ii)                                  Diluted earnings per share, as adjusted for one-time items

(iii)                               EBITDA

(iv)                              Operating income, as adjusted for one-time items

The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods as well as presenting the effects of one-time items in all periods presented. The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of one-time items that may obscure trends in the underlying performance of its business

Net income, as adjusted for one-time items and diluted earnings per share, as adjusted for one-time items are calculated as follows (dollars in thousands, except share data):

	Three Months Ended March 31,
	2006	2005

Net income	$36,910	$14,572
Amortization expense related to net revenue backlog acquired in acquisitions, net of tax	2,238	—
Integration costs related to acquisitions, net of tax	928	1,478
Loss on extinguishment of debt, net of tax	—	2,966
Net income, as adjusted	$40,076	$19,016

Diluted income per share, as adjusted	$0.52	$0.25

Weighted average shares outstanding for diluted income per share, as adjusted	77,649,588	76,184,725

EBITDA for the Company is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2006	2005
Net income	$36,910	$14,572

Add:
Depreciation and amortization	14,930	10,370
Interest expense	13,935	13,598
Loss on extinguishment of debt	—	4,930
Provision for income taxes	20,484	9,215
Less:
Interest income	3,590	2,445

EBITDA	$82,669	$50,240

Operating income, as adjusted for one-time items is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2006	2005

Americas
Operating income	$43,470	$33,610
Integration costs related to acquisitions	868	1,831

Operating income, as adjusted	$44,338	$35,441

EMEA
Operating income	$14,026	$17
Amortization expense related to net revenue backlog acquired in acquisitions	3,174	—
Integration costs related to acquisitions	495	625

Operating income, as adjusted	$17,695	$642

Asia Pacific

The Asia Pacific segment did not incur any one-time costs associated with acquisitions in the current or prior year period.

Global Investment Management

The Global Investment Management segment did not incur any one-time costs associated with acquisitions in the current or prior year period.

The Company does not allocate net interest expense, loss on extinguishment of debt or provision for income taxes among its segments. Accordingly, EBITDA for segments is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2006	2005

Americas
Operating income	$43,470	$33,610
Adjustments:
Depreciation and amortization	7,846	6,928
Equity income from unconsolidated subsidiaries	3,315	2,989
Minority interest expense	(77)	(89)

EBITDA	$54,554	$43,438

EMEA
Operating income	$14,026	$17
Adjustments:
Depreciation and amortization	5,658	2,424
Equity loss from unconsolidated subsidiaries	(1)	—
Minority interest expense	(267)	(182)

EBITDA	$19,416	$2,259

Asia Pacific
Operating income	$708	$1,455
Adjustments:
Depreciation and amortization	929	599
Equity income from unconsolidated subsidiaries	358	218
Minority interest income (expense)	103	(130)

EBITDA	$2,098	$2,142

Global Investment Management
Operating income	$1,351	$1,547
Adjustments:
Depreciation and amortization	497	419
Equity income from unconsolidated subsidiaries	4,741	723
Minority interest income (expense)	12	(288)

EBITDA	$6,601	$2,401

CB RICHARD ELLIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2006	2005
Assets:
Cash and cash equivalents	$253,089	$449,289
Restricted cash	5,330	5,179
Receivables, net	427,399	483,175
Warehouse receivable (1)	82,555	255,963
Property and equipment, net	152,915	137,655
Goodwill and other intangibles, net	994,703	989,719
Deferred compensation assets	161,512	144,597
Other assets, net	408,276	350,095
Total assets	$2,485,779	$2,815,672
Liabilities:
Current liabilities, excluding debt	$601,715	$853,738
Warehouse line of credit (1)	82,555	255,963
Senior secured term loan tranche B	262,300	265,250
11¼% senior subordinated notes	163,076	163,021
9¾% senior notes	130,000	130,000
Other debt	30,132	18,987
Deferred compensation liability	183,464	172,871
Other long-term liabilities	169,618	155,333
Total liabilities	1,622,860	2,015,163

Minority interest	18,060	6,824

Stockholders’ equity	844,859	793,685
Total liabilities and stockholders’ equity	$2,485,779	$2,815,672

(1) Represents Freddie MAC loan receivables, which are offset by the related non-recourse warehouse line of credit facility.